UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2013
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 21, 2013, XLIT Ltd. ("XL-Cayman"), a wholly-owned subsidiary of XL Group plc ("XL"), completed the sale of $300 million aggregate principal amount of its 2.30% senior notes due 2018 (the "2018 Notes") and $300 million aggregate principal amount of its 5.25% senior notes due 2043 (the "2043 Notes" and, together with the 2018 Notes, the "Senior Notes") at the issue price of 99.690% and 99.770% of the principal amount, respectively. The Senior Notes are fully and unconditionally guaranteed by XL. XL-Cayman received net proceeds of approximately $594 million from the offering.
The Senior Notes were sold pursuant to an underwriting agreement (the "Underwriting Agreement") dated November 18, 2013 among XL, XL-Cayman and Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein. The Underwriting Agreement contains customary representations, warranties and agreements of XL-Cayman and XL, conditions to the closing, indemnification rights and obligations of the parties and termination provisions. The Senior Notes were issued pursuant to an Indenture, which XL-Cayman, as Issuer, and XL, as Guarantor, entered into with Wells Fargo Bank, National Association, as Trustee, on September 30, 2011 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, which XL-Cayman and XL entered into with Wells Fargo Bank, National Association, as Trustee, on November 21, 2013 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
The 2018 Notes bear interest at a rate of 2.30% per annum, payable semiannually, beginning on June 15, 2014 and mature on December 15, 2018. The 2043 Notes bear interest at a rate of 5.25% per annum, payable semiannually, beginning on June 15, 2014 and mature on December 15, 2043. Upon the occurrence of an Event of Default (as defined in the Indenture), all unpaid principal of and accrued interest and additional amounts, if any, on the applicable series of Senior Notes then outstanding will become due and payable immediately without any declaration or other act on the part of the trustee or the holders of any Senior Notes. XL-Cayman may redeem either series of Senior Notes, in whole or part, from time to time pursuant to the terms of the Indenture.
The Senior Notes were offered and sold under XL’s automatic shelf registration statement, as defined in Rule 405 of the Securities Act of 1933, as amended, on Form S-3 ASR (File Number 333-177869), originally filed with the U.S. Securities and Exchange Commission on November 9, 2011, as supplemented by the preliminary and final prospectus supplements dated November 18, 2013.
The foregoing descriptions of the Underwriting Agreement, the Senior Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Senior Notes and the Indenture, each of which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

1.1
Underwriting Agreement, dated November 18, 2013, among XL Group plc, XLIT Ltd. and Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

4.1
Second Supplemental Indenture, dated November 21, 2013, to the Indenture dated September 30, 2011 among XL Group plc, XL Group Ltd. (n/k/a XLIT Ltd.) and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 2.30% Senior Note due 2018, incorporated by reference to exhibit 4.1 hereto.

4.3	Form of 5.25% Senior Note due 2043, incorporated by reference to exhibit 4.1 hereto.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

5.2	Opinion of Maples and Calder.

5.3	Opinion of A&L Goodbody.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     November 21, 2013
XL Group plc
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary